EXHIBIT 23.1
                                                                    ------------


                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                     200 Haddonfield Berlin Road, Suite 402
                        Gibbsboro, New Jersey 08026-1239
                        (856) 346-2828 Fax (856) 346-2882

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Thomas Pharmaceuticals, Ltd.
750 Highway 34
Matawan, NJ 07747-04600

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 9, 2007, relating to the financial statements of Thomas Pharmaceuticals, Ltd. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, NJ 08026-1239

April 13, 2007